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                                                                     EXHIBIT 4.4

This Instrument was prepared by,
and when recorded should be returned to:
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
Attn: Susan D. Hamilton

                     ASSIGNMENT OF AND AMENDMENT TO MORTGAGE

      This Assignment of and Amendment to Mortgage (this "ASSIGNMENT") is executed to be effective as of July __, 2004, by BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois ("BANK ONE"), acting in its capacity as Collateral Agent for Existing Lenders (as herein defined) (in such capacity, "EXISTING MORTGAGEE"), UBS AG, STAMFORD BRANCH ("UBS"), acting in its capacity as Collateral Agent for Secured Parties (as defined in the Successor Credit Agreement [defined below]) (in such capacity, "SUCCESSOR MORTGAGEE"), and QUEST CHEROKEE, LLC, a Delaware limited liability company ("MORTGAGOR").

                                    RECITALS:

      WHEREAS, Mortgagor, Bank One, as Administrative Agent, and the financial institutions party thereto (collectively, the "EXISTING LENDERS", and each individually, an "EXISTING LENDER") are parties to (a) that certain Revolving Credit Agreement dated as of December 22, 2003, and (b) that certain Senior Term Second Lien Secured Credit Agreement dated as of December 22, 2003 (collectively, as each may have been amended, modified or restated from time to time, the "EXISTING CREDIT AGREEMENTS"), pursuant to which the Existing Lenders have made the Revolving Loan and the Term Loan (as each such term is defined in the Existing Credit Agreements, respectively, and such Revolving Loan and Term Loan are collectively referred to herein as the "EXISTING LOANS") to Mortgagor, as borrower; and

      WHEREAS, as security for the payment and the performance of the obligations and indebtedness (collectively, the "EXISTING OBLIGATIONS") of Mortgagor under the Existing Credit Agreements and the other Loan Papers (as respectively defined in each Existing Credit Agreement, and as referred to herein, the "EXISTING LOAN PAPERS"), including, without limitation, as security for the payment of the Existing Notes, Mortgagor executed and delivered to Existing Mortgagee that certain Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production in favor of Existing Mortgagee, counterparts of which were filed and/or recorded in the various counties in Kansas and Oklahoma as more particularly described in Schedule 1 hereto (collectively, and, where applicable, as amended, the "EXISTING MORTGAGE"); and

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      WHEREAS, to the extent provided in the Existing Mortgage, the Existing
Mortgage attaches to and creates liens in and to the Mortgaged Property therein defined and described (and referred to herein as the "MORTGAGED PROPERTY"); and

      WHEREAS, Existing Mortgagee has agreed to assign its right, title and interest to the Existing Obligations, and certain of the liens securing the payment of the Existing Obligations, including, without limitation, the Existing Mortgage, to Successor Mortgagee for the ratable benefit of the Secured Parties (as provided in the Successor Credit Agreement); and

      WHEREAS, as a result of giving effect to this Assignment, Successor Mortgagee will succeed to all rights of Existing Mortgagee as described in
Section 1.1 hereof; and

      WHEREAS, contemporaneously with the execution and delivery hereof, Mortgagor, as borrower, the Guarantors, the Lenders (each as defined in the Successor Credit Agreement), UBS Securities LLC, as lead arranger, documentation agent and syndication agent, UBS Loan Finance LLC, as swingline lender, and Successor Mortgagee, as issuing bank, LC Facility issuing bank, administrative agent for the Lenders and collateral agent for the Secured Parties, will each enter into that certain Credit Agreement (the "SUCCESSOR CREDIT AGREEMENT") dated as of the date hereof; and

      WHEREAS, pursuant to the Successor Credit Agreement, UBS is being appointed as the Collateral Agent for the Secured Parties; and

      WHEREAS, in furtherance of the foregoing, (a) Existing Mortgagee, Successor Mortgagee and Mortgagor desire to provide for the assignment of record of all right, title and interest of Existing Mortgagee in, to and under the Existing Mortgage to Successor Mortgagee, and (b) Successor Mortgagee and Mortgagor desire to provide for the amendment of the Existing Mortgage to evidence and reflect the assignment of all of the rights and obligations of Bank One, in its individual capacity as an Existing Lender, and certain of the other Existing Lenders under the Existing Credit Agreements and Existing Loan Papers to UBS, in its individual capacity as a Lender under the Successor Credit Agreement, and certain of the other Secured Parties under the Successor Credit Agreement.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                       I.
                                   ASSIGNMENT

      SECTION 1.1 Existing Mortgagee has GRANTED, BARGAINED, SOLD, TRANSFERRED, CONVEYED, and does hereby GRANT, BARGAIN, SELL, TRANSFER AND CONVEY unto Successor Mortgagee for the ratable benefit of the Secured Parties, the Existing Mortgage and all other mortgages, deeds of trust, security agreements, assignments and amendments to mortgages, assignments of notes and liens, assignments, chattel mortgages, security interests or other documents, instruments and agreements of any nature securing the Existing Obligations in any way (collectively, the "ASSIGNED RIGHTS"), without recourse to, or warranty or representation, either expressed or implied, by, Existing Mortgagee (except as

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expressly provided in Section 1.2 hereof) TO HAVE AND TO HOLD the same unto
Successor Mortgagee, and its successors and assigns forever. Notwithstanding anything to the contrary contained herein, neither Existing Mortgagee nor any Existing Lender is assigning to Successor Mortgagee, and Existing Mortgagee and each Existing Lender is, to the extent contemplated by the terms of such documents, hereby expressly reserving to itself (and the "Assigned Rights" shall not include) any and all rights and benefits accruing to it or any related persons or parties in connection with any indemnity and reimbursement obligations owed by Mortgagor under the Existing Credit Agreements and the Existing Loan Papers.

      SECTION 1.2 Existing Mortgagee hereby represents and warrants to Successor Mortgagee that (a) Existing Mortgagee has full power and authority to execute, deliver and perform its obligations under this Assignment, including, without limitation, the assignment of the Assigned Rights to Successor Mortgagee hereunder, (b) this Assignment has been duly authorized, executed and delivered by Existing Mortgagee and constitutes the valid and binding obligation of Existing Mortgagee, enforceable against Existing Mortgagee in accordance with its terms, (c) Existing Mortgagee has not executed any prior release, termination or cancellation with respect to the Existing Mortgage, and (d) Existing Mortgagee has not executed any prior assignment or pledge of the Assigned Rights. Notwithstanding the foregoing, neither Existing Mortgagee nor Bank One in its individual capacity as an Existing Lender (i) assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Existing Mortgage, the Existing Credit Agreements or any of the other Existing Loan Papers or the execution, legality, validity, enforceability, genuineness, sufficiency, existence of, or value of, the Existing Credit Agreements, the Existing Mortgage, any of the other Existing Loan Papers or title to any property intended as collateral thereunder, (ii) makes any representation or warranty or assumes any responsibility with respect to the financial condition of Mortgagor or any of its subsidiaries, or (iii) makes any representation or warranty, express or implied, except as expressly set forth in the foregoing sentence.

                                       II.
                         AMENDMENTS TO EXISTING MORTGAGE

      SECTION 2.1 The Existing Mortgage is hereby amended, effective as of the date hereof, as expressly set forth in this Section 2.1:

            (a) Each reference in the Existing Mortgage to "Mortgagee", including, without limitation, the reference contained in Section 7.14, shall be deemed to refer to Successor Mortgagee, with an address of 677 Washington Boulevard, Stamford, Connecticut 06901, and an Employer Identification Number of 980186363.

            (b) Each reference in the Existing Mortgage to the "Trustee" shall be deleted and deemed of no further force and effect.

      SECTION 2.2 Successor Mortgagee hereby removes each person acting as Trustee under the Existing Mortgage.

      SECTION 2.3 Except as expressly set forth in Section 2.1 and Section 2.2 above, the Existing Mortgage shall not be modified or amended in any respect and nothing contained herein

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shall be deemed to release, modify or impair the liens, security interests, assignments and pledges intended to be created by the Existing Mortgage in any respect, all of which shall continue to secure the obligations and indebtedness under the Existing Credit Agreements, including, without limitation, the Existing Obligations and all of which liens, security interests, assignments and obligations are hereby ratified and confirmed. Mortgagor hereby acknowledges that the Successor Credit Agreement represents a renewal, extension, amendment and modification of the Existing Obligations, but does not represent a satisfaction or novation thereof.

                                      III.
                  REPRESENTATIONS AND WARRANTIES; REAFFIRMATION

      SECTION 3.1 Mortgagor hereby represents and warrants to Successor Mortgagee and Existing Mortgagee that the execution, delivery and performance by Mortgagor of this Assignment is within Mortgagor's corporate powers, has been duly authorized by all necessary corporate action, requires no action by or filing with, any governmental body, agency or official and does not violate or constitute a default under any provision of applicable laws, rules, regulations or orders of any governmental authority applicable to Mortgagor or its property, or any material agreement binding upon Mortgagor, or result in the creation or imposition of any lien upon any of the assets of Mortgagor other than the liens securing the Obligations under and as defined in the Successor Credit Agreement.

      SECTION 3.2 Mortgagor hereby represents and warrants to Successor Mortgagee and Existing Mortgagee that this Assignment constitutes the valid and binding obligation of Mortgagor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and the availability of equitable remedies may be limited by equitable principles of general application.

      SECTION 3.3 Successor Mortgagee hereby represents and warrants to Existing Mortgagee that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to acquire the interest in the Assigned Rights granted to it hereunder, and it has made such credit analysis and decision independently without reliance on any Existing Lender or Existing Mortgagee.

      SECTION 3.4 Mortgagor hereby ratifies, readopts and reaffirms all of Mortgagor's agreements and covenants contained in the Existing Mortgage, including, without limitation, all of its grants, warrants, assignments, mortgages, pledges, transfers and conveyances of the Mortgaged Property contained in the granting clauses of the Existing Mortgage to secure all of the indebtedness described in the Existing Mortgage (as amended hereby), including, without limitation, all of the Existing Obligations.

                                       IV.
                                     RELEASE

      Mortgagor for itself and its successors and assigns (collectively, the "RELEASING PARTIES") hereby forever releases, discharges and acquits each Existing Lender, Existing Mortgagee and each of their respective officers, directors, shareholders, employees, agents, successors, assignees

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(including, without limitation, the Lenders under the Successor Credit
Agreement), representatives and affiliates (collectively, the "RELEASED PARTIES") from any and all claims, demands, actions, remedies, causes of action, debts, liabilities, contracts, damages, costs (including, without limitation, attorney's fees and all costs of court or other proceedings), expenses and losses of every kind or nature (INCLUDING, WITHOUT LIMITATION, OFFSETS, REDUCTIONS, REBATES OR CLAIMS OF USURY AND CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY OF THE RELEASED PARTIES) at this time known or unknown, direct or indirect, fixed or contingent, in law, by statute, admiralty or equity which the Releasing Parties ever had, now have, or hereafter can, shall or may have, for, upon or by reason or arising out of any act, occurrence, transaction or omission occurring from the beginning of time to the date of execution of this Assignment.

                                       V.
                                  MISCELLANEOUS

      SECTION 5.1 All of the terms and provisions of this Assignment shall, where applicable, run with the land and shall apply to, bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

      SECTION 5.2 This Assignment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute but one and the same instrument; provided, that, the counterparts of this instrument filed for record in any jurisdiction in which any of the Mortgaged Property is located shall have annexed thereto (as applicable) as "Exhibit A" only the portions or divisions containing specific descriptions of the real estate located in such jurisdiction.

      SECTION 5.3 THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY OF THE EXISTING MORTGAGE AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO THE MORTGAGED PROPERTY LOCATED IN SUCH STATE.

                [SIGNATURE PAGES AND ACKNOWLEDGEMENTS TO FOLLOW]

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      EXECUTED on the date of the notary certification below to be effective as of the date first above written.

                                           EXISTING MORTGAGEE:

                                           BANK ONE, NA, as collateral agent

                                           By: /s/ STEPHEN L. LESCHER
                                              ----------------------------------
                                                  Stephen L. Lescher
                                                  Director, Capital Markets

                                 Signature Page
                    Assignment of and Amendment to Mortgages

                                           SUCCESSOR MORTGAGEE:

                                           UBS AG, STAMFORD BRANCH, as
                                           collateral agent

                                           By: /s/ WILFRED V. SAINT
                                              ----------------------------------
                                                  Wilfred V. Saint
                                                  Director Banking Products
                                                  Services, U.S.

                                           By: /s/ JOSELIN FERNANDES
                                              ----------------------------------
                                                  Joselin Fernandes
                                                  Associate Director Banking
                                                  Products Services, U.S.

                                 Signature Page
                    Assignment of and Amendment to Mortgages

                                           MORTGAGOR:

                                           QUEST CHEROKEE, LLC

                                           By: /s/ JERRY D. CASH
                                              ----------------------------------
                                                  Jerry D. Cash
                                                  Manager

                                 Signature Page
                    Assignment of and Amendment to Mortgages

                                   SCHEDULE 1

                               Mortgage Documents

Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production by Quest Cherokee, LLC in favor of Bank One, NA, as Collateral Agent, or alternatively, J. Scott Fowler, Trustee, for the benefit of Bank One, NA, as Collateral Agent, counterparts of which were filed as follows:

KANSAS

CHATAUQUA COUNTY, KANSAS

1. Counterpart filed with the County Clerk of Chatauqua County, Kansas on January 7, 2004, in Volume 117, Page 336.

ELK COUNTY, KANSAS

2. Counterpart filed with the County Clerk of Elk County, Kansas on December 30, 2003, in Volume 112, Page 513.

LABETTE COUNTY, KANSAS

3. Counterpart filed with the County Clerk of Labette County, Kansas on December 31, 2003, in Volume 33, Page 70.

MONTGOMERY COUNTY, KANSAS

4. Counterpart filed with the County Clerk of Montgomery County, Kansas on December 30, 2003, in Volume 536, Page 519.

NEOSHO COUNTY, KANSAS

5. Counterpart filed with the County Clerk of Neosho County, Kansas on December 30, 2003, in Volume 326, Page 245.

WILSON COUNTY, KANSAS

6. Counterpart filed with the County Clerk of Wilson County, Kansas on December 30, 2003, in Volume 267, Page 88.

WOODSON COUNTY, KANSAS

7. Counterpart filed with the County Clerk of Woodson County, Kansas on December 30, 2003, in Volume 95, Page 72.

OKLAHOMA

CRAIG COUNTY, OKLAHOMA

                                  Schedule 1-1

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8.    Counterpart filed with the County Clerk of Craig County, Oklahoma on
      December 29, 2003, in Volume 521, Page 158.

NOWATA COUNTY, OKLAHOMA

9. Counterpart filed with the County Clerk of Nowata County, Oklahoma on January 2, 2004, in Volume 709, Page 1.

                                  Schedule 1-2